UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 31, 2012 (January 30, 2012)

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

Summary

On January 30, 2012, SL Green Realty Corp. (the “Company”) reported funds from operations, or FFO, of $90.3 million, or $1.02 per diluted share, for the quarter ended December 31, 2011, compared to $77.4 million, or $0.97 per diluted share, for the same quarter in 2010.  The Company also reported FFO of $413.8 million, or $4.80 per diluted share, for the year ended December 31, 2011, compared to $389.2 million, or $4.88 per diluted share, for the year ended December 31, 2010.

Net income attributable to common stockholders totaled $2.8 million, or $0.03 per diluted share, for the quarter ended December 31, 2011, compared to $7.2 million, or $0.09 per diluted share, for the same quarter in 2010.  Full year net income available to common stockholders was $7.33 per diluted share compared with $3.45 per diluted share in 2010.

Operating and Leasing Activity

For the fourth quarter of 2011, the Company reported revenues and operating income of $328.9 million and $167.5 million, respectively, an increase of 25.2 percent and 20.4 percent compared to $262.8 million and $139.1 million, respectively, for the same period in 2010.

Same-store GAAP NOI on a combined basis increased by 2.9 percent to $696.8 million for 2011, after giving consideration to 1515 Broadway and 521 Fifth Avenue as consolidated properties, as compared to 2010. Consolidated property GAAP NOI increased by 2.7 percent to $587.2 million and unconsolidated joint venture property GAAP NOI increased 3.5 percent to $109.6 million.

Occupancy for the Company’s stabilized, same-store Manhattan portfolio, excluding 100 Church Street, at December 31, 2011 was 95.4 percent as compared to 94.6 percent for the same period in the previous year.  During the quarter, the Company signed 41 office leases in its Manhattan portfolio totaling 643,049 square feet.  Twelve leases totaling 250,125 square feet represented office leases that replaced previous vacancy, and 29 office leases comprising 392,924 square feet had average starting rents of $62.81 per rentable square foot, representing a 11.7 percent increase over the previously fully escalated rents on the same office spaces.  The average lease term on the Manhattan office leases signed in the fourth quarter was 11.9 years and average tenant concessions were 5.3 months of free rent with a tenant improvement allowance of $37.53 per rentable square foot.  Of the 412,704 square feet of office leases which commenced during the fourth quarter, 57,944 square feet represented office leases that replaced previous vacancy, and 354,760 square feet represented office leases that had average starting rents of $63.11 per rentable square foot, representing a 7.6 percent increase over the previously fully escalated rents on the same office spaces.

Occupancy for the Company’s Suburban portfolio was 86.2 percent at December 31, 2011.  During the quarter, the Company signed 26 office leases in the Suburban portfolio totaling 145,450 square feet.  Nine leases totaling 105,921 square feet represented office leases that replaced previous vacancy, and 17 office leases comprising 39,529 square feet had average starting rents of $31.28 per rentable square foot, representing a 3.3 percent decrease over the previously fully escalated rents on the same office spaces.  The average lease term on the Suburban office leases signed in the fourth quarter was 10.4 years and average tenant concessions were 8.5 months of free rent with a tenant improvement allowance of $38.06 per rentable square foot.  Of the 84,332 square feet of office leases which commenced during the fourth quarter, 36,978 square feet represented office leases that replaced previous vacancy, and 47,354 square feet represented office leases that had average starting rents of $31.13 per rentable square foot, representing a 7.7 percent decrease over the previously fully escalated rents on the same office spaces.

Significant leases that were signed during the fourth quarter included:

•                  Early renewal and expansion on 147,652 square feet with Bloomingdales, Inc. for 9.5 years at 919 Third Avenue;

•                  New lease on 126,060 square feet with Young & Rubicam, Inc. for 21 years at 3 Columbus Circle;

•                  New lease on 57,817 square feet with HF Management Services LLC for 20.5 years at 100 Church Street;

•                  New lease on 42,842 square feet with Leading Hotels of the World Ltd. for 7.6 years at 485 Lexington Avenue;

•                  Early renewal and expansion on 40,399 square feet with Viking Global Investors, LP for 7.6 years at 280 Park Avenue; and

•                  New lease on 68,949 square feet with Aeropostale for 16.2 years at 125 Chubb Way, New Jersey.

Marketing, general and administrative, or MG&A, expenses for the quarter ended December 31, 2011 were $18.7 million, or 4.9 percent of total revenues including the Company’s share of joint venture revenue.

Real Estate Investment Activity

In October 2011, the Company formed a joint venture with Stonehenge Partners and entered into a contract to acquire eight retail and multifamily properties in Manhattan for $416 million. The transaction is expected to be completed in the first quarter of 2012.

In November 2011, the Company acquired all of the interests in 51 East 42nd Street, a 142,000 square-foot office building for approximately $80.0 million, or $563 per square foot, inclusive of the issuance of $2.0 million in preferred operating partnership units. With this transaction, the Company now owns all of the buildings on the block bounded by Madison and Vanderbilt Avenues between East 42nd and East 43rd streets.

In November 2011, the Company, along with The Moinian Group, formed a joint venture to recapitalize 180 Maiden Lane, a fully-leased, 1.1 million-square-foot Class A office tower, for a gross value of $425.7 million. The consideration for the Company’s 49.9 percent stake in the joint venture included $41.0 million in cash and operating partnership units valued at $31.7 million.  Simultaneous with the closing of the recapitalization, the joint venture refinanced the existing $344.2 million indebtedness with a five-year $280-million mortgage which bears interest at a spread of 211 basis points over the 90-day LIBOR.

In October 2011, the Company entered into an agreement to sell the leased fee interest at 292 Madison Avenue for $85 million. The transaction, which includes assumption by the purchaser of $59.1 million of existing debt, is subject to certain closing conditions, including the lender’s approval of the transfer of ownership.  There can be no assurance as to when the conditions precedent contemplated in the sale agreement will be fulfilled, or that the transaction will be consummated.

In October 2011, the Company, along with our joint venture partner, Jeff Sutton, entered into an agreement to sell two retail condominium units at 141 Fifth Avenue for $46.0 million. The transaction, which includes the assumption by the purchaser of $25.0 million of existing debt, is subject to certain closing conditions, including the lender’s approval of the transfer of ownership.  There can be no assurance as to when the conditions precedent contemplated in the sale agreement will be fulfilled, or that the transaction will be consummated.

In November 2011, the Company, along with our joint venture partner, entered into an agreement to sell One Court Square for approximately $472.5 million.  The transaction, which includes the assumption by the purchaser of $315.0 million of existing debt, is subject to certain conditions, including the lender’s approval of the transfer of ownership.  There is no assurance that the conditions precedent contemplated in the sale agreement will be fulfilled or that the transaction will be consummated at such time or at all.

In December 2011, the Company entered into an agreement to acquire the 390,000 square-foot office building located at 10 East 53rd Street through a joint venture with an institutional partner for $252.5 million, or $647 per square foot. This transaction, which is subject to customary closing conditions, is expected to close during the first quarter of 2012.

In December 2011, WPP’s Young & Rubicam Group, signed an agreement with the Company and the Moinian Group to relocate Y&R, Wunderman and their network companies to 3 Columbus Circle. Under the agreement, the Young & Rubicam Group will occupy 339,132 square feet — acquiring a 214,372-square-foot condominium interest covering floors 3-8 for $143.6 million, or $670 per square foot, and entering into a 20-year lease for an additional 124,760 square feet covering floors 9, 10, 18 and 19.

Debt and Preferred Equity Investment Activity

The Company’s debt and preferred equity investment portfolio totaled $985.9 million at December 31, 2011.  During the fourth quarter, the Company purchased and originated new debt and preferred equity investments totaling $106.9 million, all of which are directly or indirectly collateralized by New York City commercial office properties, and received $9.1 million of proceeds from investments that were sold or repaid.  The debt and preferred equity investment portfolio had a weighted average maturity of 3.0 years as of December 31, 2011 and had a weighted average yield for the quarter ended December 31, 2011 of 9.1 percent, exclusive of loans with a net carrying value of $84.0 million, which are on non-accrual status.

Financing and Capital Activity

In November 2011, the Company closed on a $1.5 billion revolving credit facility, which refinanced the Company’s previous $1.5 billion revolving credit facility that was set to mature in June 2012.  The new investment grade facility currently bears interest at 150 basis points over LIBOR, which is based on the unsecured bond rating of Reckson Operating Partnership, L.P.  The facility matures in November 2016, inclusive of the Company’s one-year as of right extension option.

In November 2011, the Company closed on a 5-year, $86.0 million mortgage at Landmark Square, Stamford, CT.  The fixed rate mortgage carries a rate of 4.0%.

Dividends

During the fourth quarter of 2011, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•                  $0.25 per share of common stock, which was paid on January 13, 2012 to stockholders of record on the close of business on January 2, 2012; and

•                  $0.4766 and $0.4922 per share on the Company’s Series C and D Preferred Stock, respectively, for the period October 15, 2011 through and including January 14, 2012, which were paid on January 13, 2012 to stockholders of record on the close of business on January 2, 2012, and reflect regular quarterly dividends which are the equivalent of annualized dividends of $1.9064 and $1.9688, respectively.

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance.  We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.  The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring, sales of properties and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITS, particularly those that own and operate commercial office properties.  We also use FFO as one of several criteria to determine performance-based bonuses for members of our senior management.  FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time.  Historically, however, real estate values have risen or fallen with market conditions.  Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs, providing perspective not immediately apparent from net income.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Same-Store Net Operating Income

The Company presents same-store net operating income on a cash and GAAP basis because the Company believes that it provides investors with useful information regarding the operating performance of properties that are comparable for the periods presented.  For properties owned since January 1, 2010 and still owned at the end of the current quarter, the Company determines GAAP net operating income by subtracting property operating expenses and ground rent from recurring rental and tenant reimbursement revenues. Cash net operating income (Cash NOI) is derived by deducting straight line and free rent from, and adding tenant credit loss allowance to, GAAP net operating income. Same-store net operating income is not an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.

SL GREEN REALTY CORP.

STATEMENTS OF OPERATIONS-UNAUDITED

(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenue:
Rental revenue, net	$253,343	$201,205	$961,935	$782,530
Escalations and reimbursement revenues	41,152	28,618	145,596	118,212
Preferred equity and investment income	22,162	22,383	120,418	147,926
Other income	12,222	10,578	35,479	35,718
Total revenues	328,879	262,784	1,263,428	1,084,386

Equity in net (loss) income from unconsolidated joint ventures	(6,080)	6,682	1,583	39,607
Gain (loss) on early extinguishment of debt	—	—	904	(1,900)

Expenses:
Operating expenses	71,916	57,094	263,709	224,694
Real estate taxes	45,497	35,858	174,454	145,830
Ground rent	8,810	7,831	32,919	31,191
Loan loss and other investment reserves, net of recoveries	8,592	5,428	6,722	17,751
Transaction related costs	1,741	3,433	5,561	11,849
Marketing, general and administrative	18,728	20,695	80,103	75,946
Total expenses	155,284	130,339	563,468	507,261

Operating Income	167,515	139,127	702,447	614,832

Interest expense, net of interest income	78,876	60,476	285,917	230,648
Amortization of deferred financing costs	4,649	2,598	14,118	9,046
Depreciation and amortization	74,951	58,284	277,345	225,193
Gain on investment in marketable securities	(4,999)	(775)	(4,866)	(490)
Net income from Continuing Operations	14,038	18,544	129,933	150,435
Net income from Discontinued Operations	1,115	533	5,780	7,064
Gain on sale of discontinued operations	—	—	46,085	35,485
Equity in net gain (loss) on sale of joint venture interest/real estate	(114)	1,633	2,918	128,922
Purchase price fair value adjustment	8,306	—	498,195	—
Depreciable real estate reserves	(5,789)	(2,750)	(5,789)	(2,750)
Net income	17,556	17,960	677,122	319,156
Net income attributable to noncontrolling interests	(7,202)	(3,206)	(29,712)	(18,581)
Net income attributable to SL Green Realty Corp.	10,354	14,754	647,410	300,575
Preferred stock dividends	(7,545)	(7,545)	(30,178)	(29,749)
Net income attributable to common stockholders	$2,809	$7,209	$617,232	$270,826
Earnings Per Share (EPS)
Net income per share (Basic)	$0.03	$0.09	$7.37	$3.47
Net income per share (Diluted)	$0.03	$0.09	$7.33	$3.45

Funds From Operations (FFO)
FFO per share (Basic)	$1.02	$0.97	$4.83	$4.90
FFO per share (Diluted)	$1.02	$0.97	$4.80	$4.88

Basic ownership interest
Weighted average REIT common shares for net income per share	86,020	78,300	83,762	78,100
Weighted average partnership units held by noncontrolling interests	2,306	1,249	1,985	1,321
Basic weighted average shares and units outstanding for FFO per share	88,326	79,549	85,747	79,421

Diluted ownership interest
Weighted average REIT common share and common share equivalents	86,438	78,688	84,259	78,440
Weighted average partnership units held by noncontrolling interests	2,306	1,249	1,985	1,321
Diluted weighted average shares and units outstanding	88,744	79,937	86,244	79,761

SL GREEN REALTY CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	December 31, 2011	December 31, 2010
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$2,684,626	$1,750,220
Buildings and improvements	7,147,527	5,840,701
Building leasehold and improvements	1,302,790	1,286,935
Property under capital lease	12,208	12,208
	11,147,151	8,890,064
Less accumulated depreciation	(1,136,603)	(916,293)
	10,010,548	7,973,771
Assets held for sale	76,562	—
Cash and cash equivalents	138,192	332,830
Restricted cash	86,584	137,673
Investment in marketable securities	25,323	34,052
Tenant and other receivables, net of allowance of $16,772 and $12,981 in 2011 and 2010, respectively	32,107	27,054
Related party receivables	4,001	6,295
Deferred rents receivable, net of allowance of $29,156 and $30,834 in 2011 and 2010, respectively	281,974	201,317
Debt and preferred equity investments, net of discount of $24,996 and $42,937 and allowance of $50,175 and $61,361 in 2011 and 2010, respectively	985,942	963,772
Investments in and advances to unconsolidated joint ventures	893,933	631,570
Deferred costs, net	210,786	172,517
Other assets	737,900	819,443
Total assets	$13,483,852	$11,300,294

Liabilities
Mortgages and other loans payable	$4,314,741	$3,400,468
Revolving credit facility	350,000	650,000
Senior unsecured notes	1,270,656	1,100,545
Accrued interest and other liabilities	126,135	38,149
Accounts payable and accrued expenses	142,428	133,389
Deferred revenue/gain	357,193	307,678
Capitalized lease obligation	17,112	17,044
Deferred land lease payable	18,495	18,267
Dividend and distributions payable	28,398	14,182
Security deposits	46,367	38,690
Liabilities related to assets held for sale	61,988	—
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Total liabilities	6,833,513	5,818,412

Commitments and contingencies	—	—
Noncontrolling interests in the operating partnership	195,030	84,338
6.0% Series H preferred units, $0.01 par value, $25.00 liquidation preference, 80 issued and outstanding at December 31, 2011	2,000	—

Equity
SL Green Realty Corp. stockholders’ equity
7.625% Series C perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 11,700 issued and outstanding at both December 31, 2011 and 2010, respectively	274,022	274,022
7.875% Series D perpetual preferred shares, $0.01 par value, $25.00 liquidation preference, 4,000 issued and outstanding at both December 31, 2011 and 2010, respectively	96,321	96,321
Common stock, $0.01 par value 160,000 shares authorized, 89,210 and 81,675 issued and outstanding at December 31, 2011 and 2010, respectively (inclusive of 3,427 and 3,369 shares held in Treasury at December 31, 2011 and 2010, respectively)	892	817
Additional paid-in capital	4,236,959	3,660,842
Treasury stock-at cost	(308,708)	(303,222)
Accumulated other comprehensive loss	(28,445)	(22,659)
Retained earnings	1,704,506	1,172,963
Total SL Green Realty Corp. stockholders’ equity	5,975,547	4,879,084
Noncontrolling interests in other partnerships	477,762	518,460
Total equity	6,453,309	5,397,544
Total liabilities and equity	$13,483,852	$11,300,294

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
FFO Reconciliation:
Net income attributable to common stockholders	$2,809	$7,209	$617,232	$270,826
Add:
Depreciation and amortization	74,951	58,284	277,345	225,193
Discontinued operations depreciation adjustments	—	941	676	5,326
Joint venture depreciation and noncontrolling interest adjustments	8,005	7,555	31,179	32,163
Net income attributable to noncontrolling interests	7,202	3,206	29,712	18,581
Depreciable real estate reserves	5,789	2,750	5,789	2,750
Loss on equity investment in marketable securities	—	(682)	—	(397)
Less:
Gain on sale of discontinued operations	—	—	46,085	35,485
Equity in net gain (loss) on sale of joint venture interest	(114)	1,633	2,918	128,922
Purchase price fair value adjustment	8,306	—	498,195	—
Depreciation on non-rental real estate assets	255	189	922	874
Funds from Operations	90,309	77,441	413,813	389,161
Transaction related costs(1)	1,785	3,475	6,734	12,481
Funds from Operations before transaction related costs	$92,094	$80,916	$420,547	$401,642

(1)          Includes the Company’s share of joint venture transaction related costs.

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Operating Income:	$167,515	$136,377	$702,447	$612,082
Add:
Marketing, general & administrative expense	18,728	20,695	80,103	75,946
Net operating income from discontinued operations	1,945	2,510	10,878	16,270
Loan loss and other investment reserves	8,592	8,178	6,722	20,501
Transaction related costs	1,741	3,433	5,561	11,849
Less:
Non-building revenue	(28,561)	(26,238)	(135,987)	(162,389)
(Gain) loss on early extinguishment of debt	—	—	(904)	1,900
Equity in net loss (income) from joint ventures	6,080	(6,682)	(1,583)	(39,607)
GAAP net operating income (GAAP NOI)	176,040	138,273	667,237	536,552

Less:
Net operating income from discontinued operations	(1,945)	(2,510)	(10,878)	(16,270)
GAAP NOI from other properties/affiliates	(50,042)	(6,973)	(155,361)	(75,980)
Same-Store GAAP NOI	$124,053	$128,790	$500,998	$444,302

SL GREEN REALTY CORP.

SELECTED OPERATING DATA-UNAUDITED

	December 31,
	2011	2010
Manhattan Operating Data: (1)
Net rentable area at end of period (in 000’s)	24,622	22,324
Portfolio percentage leased at end of period	92.5%	92.9%
Same-Store percentage leased at end of period (2)	94.0%	94.8%
Number of properties in operation	33	30

Office square feet where leases commenced during quarter (rentable)	412,704	793,667
Average mark-to-market percentage-office	7.6%	(2.6)%
Average starting cash rent per rentable square foot-office	$63.11	$46.19

(1)  Includes wholly owned and joint venture properties.

(2)  Excluding 100 Church Street, which is in lease-up, occupancy would have been 95.4% and 94.6% as of December 31, 2011 and 2010, respectively.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits

5.1           Opinion of Ballard Spahr LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead
Chief Financial Officer

Date:  January 31, 2012